As filed with the Securities and Exchange Commission on June 8 , 2012

Registration No. 333-179522

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESTORATION INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Florida	2842	84-1718356
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

PO Box 9659

Treasure Island, FL 33740

Telephone: (406) 600-6087

(Address and telephone number of registrant's

principal executive offices)

Thomas Dean Geer

PO Box 9659

Treasure Island, FL 33740

Telephone: (406) 600-6087

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

Jody M. Walker

Attorney at Law

J.M. Walker & Associates

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303)850-7637

Facsimile: (303)482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFER PRICE	AMOUNT OF REGISTRATION FEE
Common Stock (1)	2,000,000	$0.10	$200,000	$22.92
Total	2,000,000	$0.10	$200,000	$22.92

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus                         Dated June 8 , 2012

Restoration Industries, Inc.

Up to a Maximum of 2,000,000 Shares of Common Stock

At $0.10 Per Share

We are offering for sale a maximum of 2,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.10 per share.

There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account.  Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations.

The primary offering will commence on the effective date of this prospectus and will terminate on or before June 8, 2013.  In our sole discretion, we may terminate the primary offering before all of the common shares are sold.

There is no market for our securities.  Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced company reporting requirements.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 IN THIS PROSPECTUS.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering

	Per Common Share	Total
Offering Price	$0.10	$200,000
Proceeds to registrant, before expenses	$0.10	$200,000

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 8 and the financial statements.

General

Restoration Industries, Inc. (the registrant) was incorporated under the laws of the state of Florida in October 2006.

Operations

The registrant is engaged in the production and sale of a Wall Cavity Drying System for the water damage industry.  This piece of equipment is called the Bear Cave, and is patent pending.

Common Shares

Outstanding prior

to the Offering

1,450,000

Common Shares

being sold in

this offering

2,000,000

Terms of Primary

Offering

This is a self-underwritten public offering with no minimum purchase requirement.  Common shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account.  Any funds raised from the offering will be immediately available to us for our immediate use.

Termination of the

  Offering

The primary offering will commence on the effective date of this prospectus and will terminate on or before June __, 2013.  In management’s sole discretion, we may terminate the offering before all of the common shares are sold.

Market for our common

 stock

Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

Use of proceeds

We will use the proceeds of this offering to expand our business and add personnel as required.  Should we be unable to raise at least $40,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements.  Any remaining capital would be used to fund working capital needs, including the employment of additional personnel.

RISK FACTORS

Our business is subject to numerous risk factors, including the following.

1.  We cannot offer any assurance as to our future financial results.

We were incorporated in October 2006 for the purpose of producing and selling a Wall Cavity Drying System for the water damage industry.  Although we have been in business for 5 years and have generated revenue, there is no assurance that we will be able to generate revenues in the future in a manner that will be sufficient for us to become profitable.  There can be no assurance that we will ever achieve profitability.

We do not have a profitable operating history, and as a result, there is a high level of risk in investing in our company.   There is a potential absence of liquidity since there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, even if it is developed, may not be sustained.

2.  Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business.  You may lose your entire investment.

Our ability to continue as a going concern is dependent on our ability to further implement its business plan and raise capital.  If we cannot raise sufficient capital with this offering, we do not know if we will be able to continue business operations.  Further, without additional capital, we may have difficulties in meeting the ongoing costs of being a reporting company.  We do not have any reserves set aside for meeting these ongoing costs, and will be using company revenues and funds to meet these costs.

3.  We may not receive enough funding from this offering and may have difficulty obtaining additional funds in the future.

The registrant may require additional financing in the future and a failure to obtain such required financing will inhibit its ability to grow.  The continued growth of its business may require additional funding from time to time.  Funding would be used for general corporate purposes, which may include acquisitions, investments, repayment of debt and capital expenditures.

Obtaining additional funding would be subject to a number of factors, including market conditions, operational performance and investor sentiment.  These factors may make the timing, amount terms and conditions of additional funding unattractive, or unavailable, to us.  The terms of any future financing may adversely affect the interests of stockholders.

4. If we lose the services of any of our key personnel, we may not be able to operate our business effectively.

Restoration Industries’ success depends on its management team and other key personnel, the loss of any of whom could disrupt its business operations.  Restoration Industries’ future success will depend in substantial part on the continued service of its senior management and sales managers.  Thomas Geer, our key executive, has over fifteen years of experience as an owner and manager and his participation in the management of the company is crucial to our success.  The loss of the services of Thomas as our key executive could impede implementation of Restoration Industries’ business plan and result in reduced profitability.

Restoration Industries does not carry key person life insurance in respect to any of its officers or employees.  Restoration Industries’ future success will also depend on its continued ability to attract, retain and motivate a sales force as well as drivers who want to join our time.  The company cannot assure that it will be able to retain its key personnel or that it will be able to attract, assimilate or retain qualified personnel in the future.

5.  Future regulations may negatively affect our profitability and our ability to continue operations.

There is no assurance that future regulatory, judicial and legislative changes will not have a materially adverse effect on Restoration Industries’ business or that regulators or third parties will not raise material issues with regard to the company’s business or operation, or Restoration Industries’ compliance or non-compliance with applicable regulations.  Furthermore, any changes in applicable laws or regulations may have a materially adverse effect on Restoration Industries.

6.  Our principal executive officer owns 62% of Restoration Industries’ outstanding common stock, and as a result, stockholder rights may be adversely affected.

Thomas Geer, and the other Officers and Directors of Restoration Industries own 63.72% of the company’s common stock, giving them influence or control in corporate transactions and other matters and their interests could differ from those of other stockholders.  Restoration Industries’ principal executive officer, Mr. Thomas Geer, owns directly and beneficially, approximately 62% of Restoration Industries’ outstanding common stock.  As a result, he is in a position to significantly influence or control the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of any amendment to its Certificate of Incorporation or bylaws, and the approval of significant corporate transactions.  His control may delay or prevent a change of control on terms favorable to other stockholders and may adversely affect voting and other stockholders rights.

7.  It is uncertain how potential clients will view our services in light of economic turmoil, and as a result, we may lose business.

Restoration Industries generates its revenues based on the perceived need that commercial and residential clients need cleaning and restoration services.  Although the business has been consistent for the last several years, there exists the possibility that a recession or other harsh economic conditions could cause business owners to see our services as a luxury rather than a necessity.

8.  We may be unsuccessful in implementing required internal controls over financial reporting.

We are not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose.  Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.  We will not be required to make our first assessment of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC.  To comply with the requirements of being a public company, we will need to create information technology systems, implement financial and management controls, reporting systems and procedures and contract additional accounting, finance and legal staff.

Our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act if we take advantage of the exemptions available to us through the JOBS Act.

Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.  Ineffective internal controls could cause investors to lose confidence in our reported financial information.

9. We may sell additional shares of the company in the future, which may dilute the value of your shares.

The registrant may issue equity and debt securities in the future.  These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant’s common shares and investors in this offering.  There is no guarantee that shares sold in this offering will maintain the same value as when they were purchased.

10. We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our results of operations.

As a public company, we will incur legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements.  These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules implemented by the Securities and Exchange Commission and other applicable securities or exchange-related rules and regulations.  In addition, our management team will also have to adapt to the requirements of being a public company.  We expect complying with these rules and regulations will substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services.  Additionally, if these requirements divert our management’s attention from other business concerns, our results of operations could be adversely effected.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved.  We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period.

11. We are an “emerging growth company” and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, we are choosing to opt out of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.  Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 2,000,000 common shares by the registrant.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

The Offering

We will sell the 2,000,000 common shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares.  No officer or director will receive any compensation for sales made.

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer.  Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances.  Our officers and directors are not subject to any statutory disqualification and are not compensated in connection with their participation in the sale of securities.  Our officers and directors are not associated with a broker or dealer.  They primarily perform substantial duties on behalf of the issuer, have not been associated with a broker or dealer within the preceding 12 months, and have not participated in selling an offering of securities for any issuer more than once every 12 months.

There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the state of Florida in October 2006.  In November 2006, we merged with Restoration Industries, LLC, a Montana LLC.  The resulting company, Restoration Industries, Inc., amended and restated itself as a Florida Corporation in December 2006.

Restoration Industries, Inc. designs, manufactures, markets, and sells a wall cavity drying system called the Bear Cave for the water damage industry.  The Bear Cave is patent pending.  We applied for the patent on September 9, 2009.  We are raising capital to expand the marketing and manufacturing of this system.

Our primary market consists of water damage and restoration firms throughout the country.  We market the Bear Cave through trade publications, trade shows, and by soliciting distributors nationally.  Raw materials for the Bear Cave are readily available from local distributors, and we do not foresee any problems in acquiring the materials needed for manufacturing our product.  We are not dependent on specific customers, as our product does not need to be customized for individual customers.  We are currently seeking a distribution contract with Interlink Supply, a large distributor of water damage and restoration hardware.

While there is not an equivalent product on the market, we face competition from other water damage hardware suppliers and distributors.

 - Injectidry Systems Inc. develops specialized drying equipment, which uses holes drilled into the wall to dry behind damaged drywall.

 - Octi-Dry Industries Inc. creates a similar product to Injectidry Systems Inc., and uses hoses and pressurized air pumped through holes drilled into the damaged wall to dry behind the drywall.

 - Interlink Supply is a national chain of water damage restoration product distributors.

 - HydraMaster is a carpet cleaning company that produces vacuums for drying wet and damaged flooring.

 - Jon-Don is an internet based supplier of water damage restoration products.

Our product is unique among our competitor’s products because it allows for the drying of the spaces behind drywall without requiring the drywall to be removed or for holes to be drilled in the drywall.

The Bear Cave is a device designed to force dry air under a sill plate and into wall cavities and under cabinets for the purpose of structural drying.  The device itself is 15 feet long, 30 inches wide, with 2 inch by ¼ inch metal bars inserted into sewn pockets.  The device is unfolded and leans against the targeted walls.  Multiple units can be connected using the attached Velcro strips.  The heated air source is connected to the device.  The device contains the air flow, increasing the pressure and forcing the air through gaps and into the wall.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.  We have not made any significant purchase or sale of assets, nor has the registrant been involved in any mergers, acquisitions or consolidations.  We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose, has been in business for about 5 years and have generated revenues for that period of time. Neither the registrant, nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into our operating account.  We will be attempting to raise up to $200,000, minus expenses of $32,323, from the sale of our common shares.  These proceeds will be used as follows:

	100%	75%	50%	25%
Gross Proceeds	$200,000	$150,000	$100,000	$50,000
Less Offering Expenses	32,323	32,323	32,323	32,323
Net Offering Proceeds	167,676	117,676	67,676	17,676

Operating Capital	10,000	10,000	10,000	10,000
Marketing & Promotions	2,676	2,676	2,676	2,676
Equipment	10,000	10,000	10,000	5,000
Increase Labor Force	45,000	45,000	45,000	0
Research & Development	50,000	50,000	0	0
Expansion of Product Line	50,000	0	0	0

Net Proceeds	$167,676	$117,676	$67,676	$17,676

Our offering expenses are comprised of legal and accounting expenses.  Our officers and directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above.  At present, no material changes are contemplated.  Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

Should we receive sufficient capital to cover our general operating costs, we intend to use the excess capital for the development of a new product line that uses directed heat flow throughout a building for increased efficiency.

In the event we are not successful in selling a portion of the securities to raise at least $40,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements.  Any remaining capital would be used to fund our working capital needs.  If we are unable to raise the funds needed, it is believed that revenue generated by the registrant will not be able to sustain the registrant or be able to meet our reporting requirements.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. We are offering the common shares at a price of $0.10 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.  The price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the board of directors of the price at which they believe investors would be willing to purchase the shares.  Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Assuming completion of the offering, there will be up to 3,450,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level	100%	75%	50%	25%
Offering price	$0.10	$0.10	$0.10	$0.10
Net tangible book value per common share before offering	0.03	0.03	0.03	0.03
Increase/Decrease per common share attributable to investors	0.04	0.03	0.03	0.02
Pro forma net tangible book value per common share after offering	0.06	0.05	0.04	0.03
Dilution to investors	0.04	0.05	0.06	0.07
Dilution as a percentage of offering price	40%	50%	60%	70%

Based on 1,450,000 common shares outstanding as of June 8, 2012 and total stockholders’ equity of $41,338 utilizing December 31, 2011 financial statements.

Further Dilution

The registrant may issue equity and debt securities in the future.  These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant’s common shares and investors in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business.  This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our cash balance is $10 as of December 31, 2011.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  In order to achieve our business plan goals, we will need the funding from this offering.  If the offering is not successful, we will not be able to continue our current operations.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  We have not generated revenues in the quantities required to continue as a going concern.  There is no assurance we will ever be profitable.

We currently have approximately $8,500 in tax liabilities owed.  This may affect our ability to become profitable.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Promissory Notes Outstanding

As of June 8, 2012, the registrant had 0 promissory notes outstanding.

Liquidity and Capital Resources

For the year ended December 31, 2011, we used $1,900 for property and equipment, and as a result had total cash used by investing activities of $1,900.  By comparison, for the year ended December 31, 2010, we received $14,000 for the sale of assets.  We also paid $103,730 for property and equipment.  As a result, we had net cash used by investing activities of $89,730 for the year ended December 31, 2010.

For the three months ended March 31, 2012 and 2011, we did not pursue any investing activities.

We paid $103,730 for property and equipment for the year ended December 31, 2010.  We only paid $1,900 for the year ended December 31, 2011.  The assets purchased in 2010 were manufacturing equipment and do not need to be repurchased.

For the year ended December 31, 2011, we did not pursue any financing activities.

For the year ended December 31, 2010, we received proceeds of $4,500 from shareholder loans and repaid shareholder loans of $4,500.  As a result, we had $0 provided by financing activities for the year ended December 31, 2010.

For the three months ended March 31, 2012 and 2011, we did not pursue any financing activities.

Results of Operations

For the year ended December 31, 2011, we had net sales of $16,835.  We had sales expenses of $15,369, general and administrative expenses of $55,466, and depreciation expenses of $31,340.  We had total operating expenses of $102,175.  We had an operating loss of $85,340, other income of $105,269, and an income tax expense of $2,989.  As a result, we had net income of $16,940 for the year ended December 31, 2011.

For the year ended December 31, 2010, we had net sales of $111,393.  We had sales expenses of $39,149, general and administrative expenses of $120,248, and depreciation expenses of $19,952.  We had total operating expenses of $179,449.  We had an operating loss of $68,056, other expenses of $2,767, and an income tax benefit of $27,427.  As a result, we had net loss of $43,396 for the year ended December 31, 2010.

The decrease in general and administrative costs from the year ended December 31, 2010 to the year ended December 31, 2011 is due to a general reduction in operating costs. The decrease in sales from the year ended December 31, 2010 to the year ended December 31, 2011 is primarily due to decreased operations, while the increase in depreciation is due to the manufacturing equipment purchased in 2010.  The other income of $105,269 for the year ended December 31, 2011 is from the sale of Kodiak Restoration and the forgiveness of debt.

For the three months ended March 31, 2012, we made $0 in sales, other operating income, and had $0 cost of goods sold, resulting in gross profit of $0 for the period.  We had $0 in sales expenses and $0 in general and administrative expenses.  We had a depreciation expense of $4,562 resulting in total operating expenses of $4,562.  For the three months ended March 31, 2012, we had net loss of $4,562.

In comparison, for the three months ended March 31, 2011, we had sales income of $35,956, other operating income of $32,946, and a cost of goods sold of $29,193, resulting in gross profit of $39,709 for the period.  We had $9,069 in sales expenses and $40,312 in general and administrative expenses.  We had depreciation expenses of $7,810, and other expenses of $1,240.  For the three months ended March 31, 2011, we had net loss of $18,722.

The decrease in operating income and operating expenses from the three months ended March 31, 2011 to the three months ended March 31, 2012 was due to decreased operations for the three months ended March 31, 2012.

We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

General and administrative expenses will continue to increase as we implement sales and marketing initiatives.

Plan of Operation

We believe that we will raise sufficient capital to continue our operations. We believe this could take up to 180 days. We intend to concentrate all of our efforts on raising as much capital as we can during this period. We do not intend to hire employees during the first year. Our officers and directors will handle our administrative duties. Once we complete our public offering, our 12 month business plan will consists of the following specific milestones:

The capital raised in the public offering will be used for the marketing of our product.  This will be accomplished by attending trade shows in Florida and Las Vegas, as well as marketing in trade magazines.  We will then solicit existing distribution networks throughout the county by meeting with the major distribution companies and demonstrating the effectiveness of our products.  We will be selling our product at trade shows, with a projected twelve units sold per trade show.

In addition, capital will be used for manufacturing our product.  Having a quantity on hand will allow us to ship immediately to buyers, as well as allow us to send samples to key prospects.

Should we receive sufficient capital to cover our general operating costs, we intend to use the excess capital for the development of a new product line that uses directed heat flow throughout a building for increased efficiency when drying water damaged buildings.

Timeframe – 1st -2nd month

Estimated Cost $7,000

1. Attend trade shows.  We are going to spend the first several months promoting our products at trade shows in Florida and Las Vegas.  We intend to demonstrate our products effectiveness to distribution companies such as Interlink Supply.  Our goal is to garner a distribution contract with one of these distribution companies to ensure a more widespread use of our products.  We intend to continue attending trade shows throughout the year, which may increase our general costs for marketing and advertising.

Timeframe – 3rd- 4th month

Estimated Cost $3,000

2. Start marketing and advertising campaigns. We will be focused on promoting our products through trade magazines, such as ICS Magazine, Restoration & Remediation Magazine, etc.

We will be focused on promoting our website to prospective product distribution centers and restoration firms.  The advertising campaign may also include the design and printing of various sales materials. We intend to market our product and website to restoration companies through both the regular mail and via email. Advertising and promotion will be an ongoing effort but the initial cost of campaign is estimated to be: $3,000.

Timeframe - 5th-6th month

Estimated Cost $800 monthly

3. Hire independent contractor to update our web site daily and to provide online marketing of our web site.

Independent contractor will be in charge of the following tasks:

*Update daily our web site to add new customer testimonies

*Placement of web banners or banner ads on a third-party website to drive traffic to our company website and to increase product awareness.

*Send promotional emails directly to customers.

*Search Engine Optimization (SEO) marketing techniques that company can use to increase their visibility in the search engine page results on Google.

Timeframe – 7th -8th months

Estimated Cost $75,000

Begin expansion of in house manufacturing.  We plan to bring the manufacturing of our product in house.  This will require the purchase of equipment, facilities rental, operations budget, and adding employees.

Timeframe – 9th -10th months

Estimated cost $22,000

Expand marketing and advertising campaigns. With a proven track record and abundant customer testimonies, we will saturate the market with product information.  Key markets will be identified for the addition of outside sales representatives.  The objective is to meet with restoration firm owners directly and offer product trials and generate sales.

Timeframe -11th -12th months

Estimated cost $31,000

Research and Development of additional systems.  We will explore the viability of additional concepts.  The creation and testing of prototypes will be accomplished  Sales projections and cost analysis of additional systems will be performed.  Additional patent applications will be filed.

We anticipate that we will generate revenues as soon as we are able to offer products for sale on our website and through distribution centers.  We expect to be profitable within 12 months of completion of our offering.

Until we start to sell our product, we do not believe that our operations will be profitable. If we are unable to attract customers to buy our product we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Off-Balance Sheet Arrangements

The registrant had no material off-balance sheet arrangements as of December 31, 2011.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies.  We believe our estimates and assumptions to be reasonable under the circumstances.  However, actual results could differ from those estimates under different assumptions or conditions. Our financial statements are based on the assumption that we will continue as a going concern.  If we are unable to continue as a going concern we would experience additional losses from the write-down of assets.

New Accounting Pronouncements

The registrant has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the registrant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated.  Each director shall be selected for a term of one year and until his successor is elected and qualified.  Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified.

The officers and directors are as follows:

NAME	AGE	POSITIONS HELD	TERM OF OFFICE
Thomas Dean Geer	46	Chief Executive Officer	Inception to present
Lorrie Ann Geer	44	Chief Financial Officer	Inception to present

Officer information

Thomas Dean Geer:

From inception (July 1996) to August 2007, Mr. Geer ran the day to day operations of Lighthouse Cleaning and Restoration, a dba of Restoration Industries, Inc.  This was a textile cleaning and water/fire damage restoration company.

From August 2007 to March 2011, he ran the day to day operations of Kodiak Restoration, a dba of Restoration Industries, Inc.  This was a water/fire damage restoration company.

From September 2008 to present, he operates the day to day operations of The Bear Cave, a dba of Restoration Industries, Inc.  This is a company that has designed, applied for patent, and distributes a piece of equipment for the water/fire damage restoration industry.

From August 2010 to August 2011, he ran the day to day operations of The Horny Moose, a dba of Restoration Industries, Inc.  This was a BBQ restaurant/catering/vending operation.

Lorrie Ann Geer:

From inception (July 1996) to August 2007, Mrs. Geer assisted in running the day to day operations of Lighthouse Cleaning and Restoration, a dba of Resoration Industries, Inc.  This was a textile cleaning and water/fire damage restoration company.

From August 2007 to March 2011, she assisted in running the day to day operations of Kodiak Restoration, a dba of Restoration Industries, Inc., a water/fire damage restoration company.

From September 2008 to present, she assists in the operation of The Bear Cave, a dba of Restoration Industries, Inc.  This is a company that has designed, applied for a patent and distributes a piece of equipment for the water/fire damage restoration industry.

From August 2010 to August 2011, she assisted in the day to day operations of the Horny Moose, a dba of Restoration Industries, Inc.  This was a BBQ restaurant/catering/vending operation.

Executive Compensation

The following table set forth certain information as to the compensation paid to our executive officer for the years of 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp	Nonqualified Deferred Comp Earnings
Thomas Geer	2009	$58,615	n/a	n/a	n/a	n/a	n/a
President	2010	$37,101	n/a	n/a	n/a	n/a	n/a
	2011	$10,970	n/a	n/a	n/a	n/a	n/a
Lorrie Geer	2009	$ 0	n/a	n/a	n/a	n/a	n/a
Vice President	2010	$ 0	n/a	n/a	n/a	n/a	n/a
	2011	$ 0	n/a	n/a	n/a	n/a	n/a

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Options/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since inception.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.  No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or director or employees or consultants since inception.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons has been involved in any of the following events during the past ten years:

  - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

   -  Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);

   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or

   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of our outstanding shares of common stock owned by:

     (i) each person known to us to beneficially own more than 5% of its outstanding common stock,

    (ii) each director,

   (iii) each named executive officer and significant employee, and

    (iv) all officers and directors as a group.

Name and address	Amount	Percentage	Percentage After Offering
Thomas Geer 211 N. 5th Ave Manhattan, Mt 59741	900,000	62.07%	26.09%
Lorrie Geer 211 N. 5th Ave Manhattan, Mt 59741	12,500.86%		.36%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our two officers, Thomas and Lorrie Geer, are married to each other.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the registrant's articles of incorporation and bylaws.

Authorized Capital

The registrant is authorized to issue common stock.  The total number of common shares that the registrant shall have authority to issue is one hundred million (100,000,000), par value $0.01.

Common Stock

The common stock of the registrant has the following powers, rights, qualifications, limitations and restrictions.

    1.    The holders of the common stock shall be entitled to one vote for each share of common stock held by them of record at the time for determining the holders thereof entitled to vote

    2.     After the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    3. In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the common stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stock holders, ratably in proportion to the number of common shares held by each.

Transfer Agent

The registrant acts as its own transfer agent.  After completion of this offering, the registrant intends to retain a transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 1,450,000 common shares outstanding of which no common shares may be freely traded without registration.

Upon the effectiveness of this registration statement, up to an additional 2,000,000 common shares may be issued and will be eligible for immediate resale in the public market.

The remaining 96,550,000 common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)

a)  Market Information.  Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

b)  Holders.  At June 8, 2012, there were 42 shareholders of the registrant.

c)  Dividends.  Holders of the registrant's common stock are entitled to receive such dividends as may be declared by its board of directors.  No dividends on registrant's common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d)  Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

Plan Category	Number of Securities Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	n/a	n/a	n/a
Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a
Total	n/a	n/a	n/a

e)  Performance graph

Not applicable.

f)  Sale of unregistered securities.

Not applicable.

All of the above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.

    Item 5(b)  Use of Proceeds.  As described herein

    Item 5(c)  Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by Rick Freeman of Hood Sutton Robinson & Freeman CPAs, P.C., an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Restoration Industries, Inc.

211 N. 5th Ave

Manhattan, Mt 59741

Telephone: (406) 600-6087

Our fiscal year ends on December 31st.  Upon completion of this offering, we will be a reporting company and file annual, quarterly and current reports with the SEC.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement.  For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules.  Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.

In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.  Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov .

31

RESTORATION INDUSTRIES, INC.

Consolidated Financial Statements

TABLE OF CONTENTS

                                                                                                          Page

                                                                                                           ----

REPORT OF INDEPENDENT REGISTERED

    PUBLIC ACCOUNTING FIRM

33

CONSOLIDATED FINANCIAL STATEMENTS

    Consolidated balance sheets

34

    Consolidated statements of operations

35

    Consolidated statements of stockholders’ equity

36

    Consolidated statements of cash flows

37

    Notes to consolidated financial statements

38

    Consolidated balance sheets for the three months

      ended March 31, 2012 and 2011

51

    Consolidated statements of operations for the three

      months ended March 31, 2012 and 2011

52

    Consolidated statements of cash flows for the three

      months ended March 31, 2012 and 2011

53

    Notes to consolidated financial statements

54

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Restoration Industries, Inc

Tulsa, Oklahoma

We have audited the accompanying consolidated balance sheets of Restoration Industries, Inc. at December 31, 2011 and 2010 and the related statements of operations, shareholders' equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Restoration Industries, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Hood & Associates CPAs, P.C.

Certified Public Accountants

Tulsa, Oklahoma

April 23, 2012

RESTORATION INDUSTRIES, INC.

Balance Sheets

December 31, 2011 and 2010

	2011	2010
Assets
Current Assets:
Cash and Cash Equivalents	$ 10	$ 1,406
Accounts Receivable	-	11,000
Inventory	-	1,500
	10	13,906
Property and Equipment (net of accumulated depreciation of $58,918 for 2011 and $84,699 for 2010)	70,553	146,342
Total Assets	$70,563	$160,248

Liabilities and Stockholders' Equity
Current Liabilities:
Notes Payable - Shareholders	$ -	$ 795
Accounts Payable	8,495	116,705
Accrued Liabilities	12,052	9,253
Income Taxes Payable	-	419
	20,547	127,172
Deferred Income Taxes	8,678	8,678

Shareholders' Equity
Common Stock, 100,000,000 shares authorized, par value $0.01, 1,450,000 shares issued and outstanding for 2010 and 2009	14,500	14,500
Additional Paid in Capital, Common Stock
Retained Earnings (Deficit)	25,838	9,898
Total Stockholders' Equity	41,338	24,398
Total Liabilities and Stockholders' Equity	$70,563	$160,248

The accompanying notes are an integral part of the consolidated financial statements.

RESTORATION INDUSTRIES, INC.

Statements of Operations

For the Years Ended December 31, 2010 and 2009

	2011	2010
Net Sales	$16,835	$111,393

Operating Expenses:

Sales	15,369	39,149
General and Administrative	55,466	120,348
Depreciation	31,340	19,952

Total Operating Expenses	102,175	179,449

Operating Income (Loss)	(85,340)	(68,056)

Other Income (Expense)	105,269	(2,767)

Income Tax Benefit (Expense)	(2,989)	27,427

Net Income (Loss)	$16,940	$(43,396)

Earnings per share	0.01	(0.03)

The accompanying notes are an integral part of the consolidated financial statements.

RESTORATION INDUSTRIES, INC.

Statements of Stockholders’ Equity

	Common Stock
	Shares	Amount	Additional Paid in Capital	Retained Earnings (Deficit)	Total Stockholders' Equity

Balance December 31, 2009	1,450,000	$14,500	$ -	$53,294	$67,794

Net Income (Loss)				(43,396)	$(43,396)

Balance December 31, 2010	1,450,000	$14,500	$ -	$9,898	$24,398

Net Income (Loss)				16,940	16,940

Balance December 31, 2011	1,450,000	$14,500	$ -	$26,838	$41,338

The accompanying notes are an integral part of the consolidated financial statements.

RESTORATION INDUSTRIES, INC.

Statements of Cash Flows

	2011	2010
Cash Flows from Operating Activities
Net income (loss)	$16,604	$(43,396)

Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation	31,340	19,952
(Gain) Loss on sale of asset	50,188	8,541
(Increase) decrease in accounts receivable	11,000	65,071
(Increase) decrease in accounts receivable - other	-	-
(Increase) decrease in inventories	1,500	(1,500)
Increase (decrease) in notes payable	-	-
Increase (decrease) in accounts payable	(112,508)	50,315
Increase (decrease) in accrued liabilities	(609)	9,253
Increase (decrease) in income taxes payable	2,989	(16,291)
Increase(decrease) in deferred income tax	-	(11,136)
Total Adjustments	(16,100)	124,205
Cash provided (used) by operating activities	504	80,809

Cash Flows from Investing Activities
Proceeds from sale of asset		14,000
Cash paid for property and equipment	(1,900)	(103,730)
Cash used by investing activities	(1,900)	(89,730)

Cash Flows from Financing Activities
Proceeds from shareholder loans	-	4,500
Repayment of shareholder loans	-	(4,500)
Cash provided (used) by financing activities	-	-

Increase in cash and cash equivalents	(1,396)	79

Cash and cash equivalents, beginning of year	1,406	1,327
Cash and cash equivalents, end of year	$10	$1,406

The accompanying notes are an integral part of the consolidated financial statements.

Restoration Industries, Inc.

Notes to Financial Statements

December 31, 2010 and 2009

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Restorations Industries, Inc. (the Company) was formed in October 2006 under the laws of the State of Florida.  The Company is engaged in the production and sale of a Wall Cavity Drying System.

Cash Equivalents

Cash equivalents are represented by operating accounts or money market accounts maintained with insured financial institutions.

Accounts Receivable and Credit Policies

Accounts receivable consist of the unpaid balances due the Company from customers.  At December 31, 2011 and 2010, the Company deems all amounts recorded as collectible and, thus has not provided an allowance for uncollectible amounts.

Property and Equipment

Property and equipment is recorded at cost when acquired.  Depreciation is provided principally on the straight-line method over the estimated useful lives of the related assets, which is 3-7 years for equipment, furniture and fixtures, hardware and software.  Leasehold improvements are being amortized over a five year estimated useful life.  Property and equipment consists of the following at December 31, 2011 and 2010:

	2011	2010

Vehicles	$ 10,000	$ 10,000
Equipment	119,471	110,972
Leasehold Improvements	-	65,463
Total Property and Equipment, at cost		186,435

Less Accumulated Depreciation	58,918	84,699
Net Property and Equipment	$ 70,553	$101,736

Expenditures for maintenance and repairs are charged to expense as incurred, whereas expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Depreciation for the years ended December 31, 2011 and 2010 was $31,340 and $19,952, respectively.

Revenue Recognition

Revenue is generated from the sale of the Wall Drying System and is recorded when earned.  Revenue is earned upon delivery of the unit, or units, to the customer.

Unearned Income

Unearned income represents amounts received in advance for services to be provided to customers where the customer has not yet received the service and license fees received in advance which are recognized over the license term.

Advertising

The Company expenses advertising costs as incurred.  Such costs totaled approximately $0 and $7,400 for 2011 and 2010, respectively.

Income Taxes Costs

The Company accounts for income taxes utilizing ASC 740, “Income Taxes” which requires the measurement of deferred tax assets for deductible temporary differences and operating loss carryforwards, and of deferred tax liabilities for taxable temporary differences.  Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax law.  The effects of future changes in tax laws or rates are not included in the measurement.  The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns.

Stock-Based Compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments

The carrying amount of cash and cash equivalents approximates fair value due to the short-term maturity of these instruments. The carrying amounts of accounts receivable and accounts payable approximate fair value due to their short maturities. The carrying value of the Company's line of credit approximates fair value since the interest rate fluctuates periodically based on a floating interest rate. The carrying value of the Company’s convertible debentures approximates fair value since the interest rate is stated instrument. Management believes that the carrying value of the Company's borrowings approximate fair value based on credit terms currently available for similar debt.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, “Impairment or Disposal of Long-lived Assets”.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  No impairment charges were incurred during the periods ended December 31, 2011 and 2010.

Impact of Recently Issued Accounting Standards

In August 2010, the FASB issued Accounting Standards Update No. 2010-22, “Accounting for Various Topics”. ASU 2010-22 addresses technical corrections to various SEC paragraphs. The Company is currently evaluating the effect that ASU 2010-21 will have on its financial statements.

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In August 2010, the FASB issued Accounting Standards Update No. 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules. ASU 2010-21 amends various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. The Company is currently evaluating the effect that ASU 2010-21 will have on its financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-05, “Compensation – Stock Compensation (Topic 718)”. ASU 2010-05 addresses escrowed share arrangements and the presumption of compensation. The Company does not have escrowed share arrangements and there fore does not expect the adoption of ASU 2010-05 to have a material effect on our financial statements.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140” (“SFAS No. 166”). SFAS No. 166 amends SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 166 improves the comparability of information that a reporting entity provides regarding transfers of financial assets and the effects on its financial statements. SFAS No. 166 is effective for interim and annual reporting periods ending after November 15, 2009.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification ™ and the Hierarchy of Generally Accepted Accounting Principles a Replacement of FASB Statement No. 162” (“SFAS No. 168”). SFAS No. 168 replaces SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” as the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in accordance with generally accepted accounting principles. SFAS No. 168 is effective for interim and annual reporting periods ending after September 15, 2009. On September 30, 2009, the Company adopted SFAS No. 168, which has no effect on the Company’s financial statements as it is for disclosure purposes only.

In May 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 165, Subsequent Events, which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events. SFAS No. 165 is effective for interim and annual reporting periods ending after June 15, 2009.  We have adopted the new disclosure requirements in our financial statements and do not expect it to have a material effect on our financial statements.

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820) as an update to the April 2009 FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of ASU No. 2010-06 or FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

Date of Management’s Review

Subsequent events have been evaluated through April 26, 2012, the date the financial statements were available to be issued.

2.

MANAGEMENT’S PLAN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

As of December 31, 2011, the Company did not have sufficient current assets to cover the Company’s liabilities as they come due.  This raises substantial doubt about the Company’s ability to continue as a going concern in the near future.

3.

EARNINGS (LOSS) PER SHARE

The Company has calculated the loss allocable to the common shareholders for 2011 and 2010 as follows:

Numerator:	2011	2010
Net Income (Loss)	-	-
Numerator for basic and diluted	$ 16,940	$(26,724)

Denominator:

Weighted-average number of common shares outstanding	1,450,000	1,450,000

Basic and diluted loss per share	$ 0.01	$(0.02)

The Company did not include the common stock equivalents related to stock options or warrants, as the effect would have been anti-dilutive in 2011 and 2010.

4.  OTHER INCOME (EXPENSE)

	2011	2010
Other Income
Kodiak Income	$ 32,946	$ -
Forgiveness of debt	110,850	-
Nonoperating Process Income	13,479	7,200
Total Other Income	157,275	7,200

Other Expenses
Loss on Sale of Assets	-	8,541
Loss on Disposition of Montana Operations	50,188	-
Miscellaneous	1,636	-
Shaklee	182	1,426
Total Other Expenses	52,006	9,967
	$105,269	$(2,767)

The income from Kodiak Restoration resulted from the sale of Kodiak Restoration in 2011.

The income for forgiveness of debt of $110,850 in 2011 was a result of a remodeling of The Horny Moose.  At the end of the remodeling, debt was owed to several contractors.  Some of the amount was owed to several contractors.  Some of the amount was owed to contractors which ceased to exist as ongoing entities and was forgiven.  The remaining amount was forgiven for Restoration Industries due to Tom Geer assuming the debt personally.

5.  INCOME TAXES

Components of income tax expense for the years ended December 31, 2011 and 2010 were as follows:

	2011	2010
Federal and State Income Taxes Benefit (Expense)	$2,989	$16,291
Deferred Income Taxes	-	11,136
Income Tax Expense	$2,989	$27,427

The only contributing factor to deferred income taxes is attributable to the depreciation methods on property and equipment used for income tax purposes.

6.

RELATED PARTY TRANSACTIONS

During 2011 and 2010, the Company made loans to and took loans from the Company’s shareholders.  These transactions had been fully settled as of December 31, 2011.

The Company had an unpaid amount to the shareholders at December 31, 2010 of $795.  This amount was settled during 2011.

7.

COMMITMENTS AND CONTINGENCIES

There were no significant commitments or contingencies at December 31, 2011.

8.    RESTATEMENT OF 2010 FINANCIAL STATEMENTS

The Company failed to record an adjustment to accumulated depreciation for a change from the income tax basis to the straight line method.  The Company also failed to properly record the sale of certain assets for the year ended December 31, 2010.  The Company realized after filing the financial statements for the year ended December 31, 2010 that it had not classified certain cost of goods sold properly and certain liabilities had not been reflected in the balance sheet.

The net effect of the above mentioned items was to increase net property and equipment by $44,406, increase income taxes payable by $419, increase deferred income taxes by $8,678, increase retained earnings by $35,309 and increase the reported net loss by $16,672.

The following is a restatement of the financial statements for the year ended December 31, 2010.

Changes to the Balance Sheet

The following changes were made to the balance sheet as a result of the corrections described above.

1)

Net property and equipment increased by $44,406.  This amount is made up of the following items.

Adjustment to accumulated depreciation for change from the income tax bases to the straight line method	$ 81,695
Improperly record sale of assets	(22,541)
Adjustment to depreciation expense	(17,308)
Capital assets improperly expensed	2,760
Net adjustment to net property and equipment	$ 44,406

2)

Income taxes payable increased by $419.

3)

Deferred income taxes increased by $8,678.

4)

Retained earnings increased by a net amount of $35,509.

The restated balance sheet is presented on the following page.

	As Previously Stated	Adjustments	12/31/10 as Restated

Assets
Current Assets:
Cash and Cash Equivalents	$ 1,406		$ 1,406
Accounts Receivable	11,000		11,000
Inventory	1,500		1,500
	13,906	-	13,906
Property and Equipment (net of accumulated depreciation of $58,918 for 2011 and $42,853 for 2010)	101,736	44,606	146,342

Total Assets	$ 115,642	44,606	$ 160,248

Liabilities and Stockholders' Equity

Current Liabilities:
Notes Payable - Shareholders	$ 795		$ 795
Accounts Payable	116,705		116,705
Accrued Liabilities	9,253		9,253
Income Taxes Payable	-	419	419
	126,753	419	127,172
Deferred Income Taxes	-	8,678	8,678

Shareholders' Equity
Common Stock, 100,000,000 shares authorized, par value $0.01, 1,450,000 shares issued and outstanding for 2010 and 2009	14,500		14,500
Additional Paid in Capital, Common Stock
Retained Earnings (Deficit)	(25,611)	35,509	9,898

Total Stockholders' Equity	(11,111)	35,509	24,398

Total Liabilities and Stockholders' Equity	$ 115,642	44,606	$ 160,248

Changes to the Statement of Operations

The following changes were made to the statement of operations.

1)

Cost of goods sold increased by $5,834 due to the reclassification of certain expenses from the “Other income (expense) caption.

2)

Other operating income increased by $32,946 due to the reclassification of Kodiak income from the “Other income (expense) caption.

3)

Depreciation expense increased by $17,308 due to the change from the income tax basis to the straight line method.

4)

Operating income decreased by $44,384 due to the items listed above.

5)

Other income (expense) increased by $535 from properly recording the sale of certain nonoperating assets, reclassifying the loss on disposition of Montana operations to operating expenses and reclassifying Kodiak income to operations.

6)

Income tax benefit (expense) increased by $23,177 due to the increase in the net loss and the adjustment of deferred income taxes.

7)

The net loss increased by $16,672

	As Previously Stated	Adjustments	12/31/10 as Restated
Sales	$ 214,120		$ 214,120
Other Operating Income	-	32,946	32,946
Cost of Goods Sold (exclusive of depreciation)	96,893	(5,834)	102,727
Gross Profit	117,227	27,112	144,339

Operating Expenses:
Sales	39,149		39,149
General and Administrative	120,348		120,348
Loss on Disposition of Operations	-	(50,188)	50,188
Depreciation	2,644	(17,308)	19,952
Total Operating Expenses	162,141	(67,496)	229,637

Operating Income (Loss)	(44,914)	(40,384)	(85,298)
Other Income (Expense)	13,940	535	14,475
Income Tax Benefit (Expense)	4,250	23,177	27,427
Net Income (Loss)	$ (26,724)	$ (16,672)	$ (43,396)

Earnings per share - basic and diluted	(0.02)	(0.01)	(0.03)

Changes to the Statement of Stockholders’ Equity

The following changes have been made to the statement of stockholders’ equity.

1)

The beginning balance of retained earnings for 2008 has been restated to reflect the unbooked adjustment of changing from the income tax basis of accounting to GAAP and is specifically related to changes in accumulated depreciation.

2)

The 2009 balance for retained earnings has been changed to reflect the net result of adjustments made but not recorded.

3)

The 2010 balance for retained earnings has been changed to reflect the net effects of the changes discussed concerning the statement of operations.

As originally reported
	Common Stock
	Shares	Amount	Additional Paid in Capital	Retained Earnings (Deficit)	Total Stockholders' Equity
Balance December 31, 2008	1,450,000	$ 14,500	$ -	$(39,691)	$ (25,191)
Net Income (Loss)				40,804	40,804
Balance December 31, 2009	1,450,000	$ 14,500	$ -	$ 1,113	$ 15,613
Net Income (Loss)				(26,724)	(26,724)
Balance December 31, 2010	1,450,000	$ 14,500	$ -	$(25,611)	$ (11,111)

As restated
	Common Stock
	Shares	Amount	Additional Paid in Capital	Retained Earnings (Deficit)	Total Stockholders' Equity
Balance December 31, 2008	1,450,000	$ 14,500	$ -	$ (39,691)	$ (25,191)
Unbooked adjustments for 2008				57,291	57,291
Net Income (Loss)				40,804	40,804
Unbooked adjustments for 2009				(5,110)	(5,110)
Balance December 31, 2009	1,450,000	$ 14,500	$ -	$ 53,294	$ 67,794
Net Income (Loss)				(26,724)	(26,724)
Net Restatement for 2010				(16,672)	(16,672)
Balance December 31, 2010	1,450,000	$ 14,500	$ -	$ 9,898	$ 24,398

Changes to the Statement of Cash Flows

The following changes were made to the statement of cash flows.

1)

The net loss for the year increased by $16,672 due to the adjustments to the statement of operations discussed above.

2)

Depreciation expense increased by $17, 308 due to the use of the straight line method.

3)

Loss on sale of assets increased by $8,541 due to the proper recording of the sale certain assets.

4)

Accounts receivable increased by $120 due to an omission.

5)

Notes payable decreased by $795 due to improper categorization of amounts as operating activities when the amount should have been reflected in the financing activities section.  The caption “Proceeds from shareholder loans” has increased by $795.

6)

Accounts payable increased by $53, 918 due to improperly netting amounts.

7)

Accrued liabilities increased by $7,010 due to improperly netting amounts.

8)

Income taxes payable decreased by $16,291 due to improperly netting amounts.

9)

Deferred income taxes decrease by $11,136 due to improperly netting amounts.

10)

Proceeds from the sale of assets increased by $14,000 due to the proper recording of the sale of assets.

11)

Cash paid for property and equipment increased by $86,495 due to improperly netting amounts.

12)

Repayment of shareholder loans decreased by $29,697 due to improperly netting amounts.

The restated statement of cash flows is presented on the next page.

	As Previously Stated	Adjustments	12/31/10 as Restated
Cash Flows from Operating Activities
Net income (loss)	$ (26,724)	(16,672)	$ (43,396)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities

Depreciation	2,644	17,308	19,952
(Gain) Loss on sale of asset	-	8,541	8,541
(Increase) decrease in accounts receivable	64,951	120	65,071
(Increase) decrease in accounts receivable - other	3,705		3,705
(Increase) decrease in inventories	(1,500)		(1,500)
Increase (decrease) in notes payable	795	(795)	-
Increase (decrease) in accounts payable	897	53,918	54,815
Increase (decrease) in accrued liabilities	2,243	7,010	9,253
Increase (decrease) in income taxes payable	-	(16,291)	(16,291)
Increase(decrease) in deferred income tax	-	(11,136)	(11,136)
Total Adjustments	73,735	58,675	132,410
Cash provided (used) by operating activities	47,011	42,003	89,014

Cash Flows from Investing Activities
Proceeds from sale of asset	-	14,000	14,000
Cash paid for property and equipment	(17,235)	(86,495)	(103,730)
Cash used by investing activities	(17,235)	(72,495)	(89,730)

Cash Flows from Financing Activities
Proceeds from shareholder loans	-	795	795
Repayment of shareholder loans	(29,697)	29,697	-
Cash provided (used) by financing activities	(29,697)	30,492	795

Increase in cash and cash equivalents	79	-	79
Cash and cash equivalents, beginning of year	1,406		1,327
Cash and cash equivalents, end of year	$ 1,485	$ -	$ 1,406

Restoration Industries

Balance Sheets

March 31, 2012 and 2011

(Unaudited)

	2012	2011
Assets
Current Assets:
Cash and Cash Equivalents	$ 10	$ 3,131
Accounts Receivable	-	-
Current Tax Asset	-	-
IsaGenix Income	-	-
Inventory	-	-
	10	3,131
Property and Equipment (net of accumulated depreciation of $63,480 for 2012 and $50,663 for 2011)	60,252	138,532

Total Assets	$ 60,262	$ 141,663

Liabilities and Stockholders' Equity
Current Liabilities:
Notes Payable - Shareholders	$ -	$ 795
Accounts Payable	8,495	115,068
Accrued Liabilities	12,052	11,028
Income Taxes Payable	419	419
	20,966	127,310

Deferred Income Taxes	8,678	8,678

Shareholders' Equity
Common Stock, 100,000,000 shares authorized, par value $0.01, 1,450,000 shares issued and outstanding for 2012 and 2011	14,500	14,500
Additional Paid in Capital, Common Stock
Retained Earnings (Deficit)	16,118	(8,825)
Total Stockholders' Equity	30,618	5,675

Total Liabilities and Stockholders' Equity	$ 60,262	$ 141,663

The accompanying notes are an integral part of the consolidated financial statements.

Restoration Industries

Statements of Operations

For the Three Months Ended March 31, 2012 and 2011

(Unaudited)

	2012	2011

Sales	$ -	$ 35,956
Other Operating Income	-	32,946
Cost of Goods Sold (exclusive of depreciation)	-	29,193

Gross Profit	-	39,709

Operating Expenses:

Sales	-	9,069
General and Administrative	-	40,312
Loss on Disposition of Operations	-	-
Depreciation	4,562	7,810

Total Operating Expenses	4,562	57,191

Operating Income (Loss)	(4,562)	(17,482)

Other Income (Expense)	-	(1,240)

Income Tax Benefit (Expense)	-	-

Net Income (Loss)	$ (4,562)	$ (18,722)

Earnings per share - basic and diluted	(0.00)	(0.01)

The accompanying notes are an integral part of the consolidated financial statements.

Restoration Industries

Statements of Cash Flows

For the Three Months Ended March 31, 2012 and 2011

(Unaudited)

	2012	2011
Cash Flows from Operating Activities
Net income (loss)	$ (4,562)	$ (18,722)

Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation	4,562	7,810
(Gain) Loss on sale of asset	-	-
(Increase) decrease in accounts receivable	-	11,000
(Increase) decrease in accounts receivable - other	-	-
(Increase) decrease in inventories	-	1,500
Increase (decrease) in notes payable	-	-
Increase (decrease) in accounts payable	-	1,912
Increase (decrease) in accrued laibilties	-	(1,775)
Increase (decrease) in income taxes payable	-	-
Increase(decrease) in deferred income tax	-	-

Total Adjustments	4,562	20,447
Cash provided (used) by operating activities	-	1,725

Cash Flows from Investing Activities
Proceeds from sale of asset		-
Cash paid for property and equipment	-	-
Cash used by investing activities	-	-

Cash Flows from Financing Activities
Proceeds from shareholder loans	-	-
Repayment of shareholder loans	-	-
Cash provided (used) by financing activities	-	-

Increase in cash and cash equivalents	-	1,725

Cash and cash equivalents, beginning of year	$ 10	$ 1,406
Cash and cash equivalents, end of year	$ 10	$ 3,131

The accompanying notes are an integral part of the consolidated financial statements.

Restoration Industries, Inc.

Notes to Financial Statements

For the three months ended March 31, 2012 and 2011

(1)

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) for interim financial information and Rule 8.03 of Regulation SX. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.  For further information, refer to the financial statements of the Company as of and for the year ended December 31, 2011.

(2)

Recent Accounting Pronouncements

There are no new accounting pronouncements for which adoption is expected to have a material effect on our financial statements in future accounting periods.

(3)

Basic and Diluted Income (Loss) Per Share

The Company calculates basic and diluted income (loss) per share as required by the FASB Accounting Standards Codification. Basic income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods when we report a net loss, anti-dilutive common stock equivalents are not considered in the computation.  We did not have any dilutive common stock equivalents during each of the nine months ended March 31, 2012 and 2011.

(4)

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the respective assets, ranging from 3 to 10 years.  Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred.

5 4

Restoration Industries, Inc.

Notes to Financial Statements

For the three months ended March 31, 2012 and 2011

(4)

Property and Equipment (Continued)

	2012	2011

Vehicles	$ 10,000	$ 10,000
Equipment	109,124	109,124
Leasehold Improvements	-	65,463
Fixtures and Equipment	4,608	4,608
Total Property and Equipment, at cost	123.732	189,195

Less Accumulated Depreciation	63,480	50,663
Net Property and Equipment	$ 60,252	$138,532

Expenditures for maintenance and repairs are charged to expense as incurred, whereas expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.

Depreciation for the three months ended March 31, 2012 and 2011 was $4,562 and $7,810, respectively.

(5)

Stockholders’ Equity (Deficit)

During the three months ended March 31, 2012 and 2011, the Company did not purchase any shares.

(7)

Commitments

Since December 31, 2011, there have been no new commitments.

(8)

Subsequent Events

Since December 31, 2011, there have been no new commitments.

Up to a Maximum of 2,000,000 Common Shares

at $0.10 per Common Share

Prospectus

Restoration Industries, Inc.

June 8, 2012

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ________ 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

The registrant shall pay the expenses.

SEC Registration Fee	$ 22.92
Printing and Engraving Expenses	$ 1,500.00
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$ 5,000.00
Miscellaneous	$ 800.00
TOTAL	$ 32322.92
========

Item 14.  Indemnification of Directors and Officers

As permitted by Florida Statute 607.0101, the corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.  We shall indemnify any officer or director in connection with any proceedings, including appeals, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and they had no reasonable cause to believe that his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in the best interests of the corporation or had reasonable cause to believe that his or her conduct was unlawful.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We do not have any insurance policies covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15.  Recent Sales of Unregistered Securities

There have been no recent sales of unregistered securities.

Item 16.  Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Exhibit          Description

   3

     Articles of Incorporation, By-Laws

         (i)      Articles of Incorporation and amendment.

                     (ii)     By-Laws.

   5            Consent and Opinion of Jody M. Walker, Attorney at Law regarding the legality of the securities being registered

  11           Statement of Computation of Per Share Earnings

                    This Computation appears in the Financial Statements.

  23           Consent of Certified Public Accountant.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

        iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

       (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

       (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

       (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

     (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Restoration Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Treasure Island, state of Florida on the 8th day of June, 2012

Restoration Industries, Inc.

By: /s/ Thomas Geer

Thomas Geer, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:  /s/Thomas Geer                       Dated: June 8, 2012

        Thomas Geer, President

        Secretary and Director

By:  /s/Lorrie Geer                          Dated: June 8, 2012

        Lorrie Geer, Vice President

        Director

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